UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):
[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2007, Champps Entertainment, Inc. announced that a Special Committee of its Board of Directors had decided to pursue a sale of the company and that it had entered into a letter of intent with Kinderhook Industries, LLC to sell all of its assets (other than certain tax assets) to an investment entity to be formed by Kinderhook, Champps' Chairman and CEO, Michael P. O'Donnell, and Champps' Chief Financial Officer, David D. Womack, for a purchase price of $75 million in cash, plus the assumption of all of Champps' liabilities, including its outstanding debt.

Copies of the letter of intent and the press release are filed as exhibits 10.1 and 99.1 hereto, respectively, and are incorporated herein by reference. The press release originally was an attachment to the letter of intent but is being filed as a separate exhibit hereto.

Item 9.01 Financial Statements and Exhibits.
    Financial statements of business acquired.

    Not applicable

    Pro forma financial information.

    Not applicable

    Shell company transactions.

    Not applicable

    Exhibits.

Exhibit Number	Description
Exhibit 10.1	Letter agreement dated January 10, 2007 by and between Champps Entertainment, Inc. and Kinderhook Industries, LLC
Exhibit 99.1	Press Release, dated January 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	Champps Entertainment, Inc. (Registrant)

By: /s/ David D. Womack Name: David D. Womack Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
Exhibit 10.1	Letter agreement dated January 10, 2007 by and between Champps Entertainment, Inc. and Kinderhook Industries, LLC
Exhibit 99.1	Press Release, dated January 11, 2007